United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       February 19, 2010

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, St. Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Principal Officers

On February 19, 2010, the Board of Directors of Perficient, Inc. (the “Company”) approved technical amendments to the Perficient, Inc. 2009 Long-Term Incentive Plan, which:
•
Clarify that, unless an executive employment agreement provides otherwise, stock options shall not be fully exercisable until the third anniversary of the grant date and incentive stock options shall not be exercisable until the first anniversary of the grant date;

•	Clarify that stock appreciation rights shall not fully vest nor be fully exercisable until the third anniversary of the grant date, unless an executive employment agreement provides otherwise;
•	Provide that the restrictions on performance-based restricted share awards, other than certain de minimis legacy sales awards, shall not lapse until the first anniversary of the grant date;
•	Provide that the restrictions on non-performance-based restricted share awards shall not lapse until the third anniversary of the grant date; and
•	Require a minimum performance period of one year for performance awards payable in shares of the Company’s common stock.

The Perficient, Inc. 2009 Long-Term Incentive Plan, as amended, is attached hereto as Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: February 25, 2010	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Perficient, Inc. 2009 Long-Term Incentive Plan, as amended